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                                                                    EXHIBIT 10.3


                           NCI BUILDING SYSTEMS, INC.

                                  BONUS PROGRAM

                 [AMENDED AND RESTATED AS OF DECEMBER 11, 1998]

         In 1989, the Board of Directors of NCI Building Systems, Inc. (then named National Components Incorporated), a Delaware corporation (the "Company"), adopted the Bonus Program (the "Program"). The Company subsequently amended the Program from time to time.

         On December 11, 1998, the Board of Directors of the Company amended and restated the Program in its entirety to, among other things, provide for a new bonus performance standard for persons eligible to participate in the Program and set forth certain adjustments to return on assets and earnings per share growth figures in calculating bonus levels under the Program.

         The Program, as so amended and restated on December 11, 1998, is as follows:

         1. Purpose. The purpose of the Bonus Program (the "Program") is:

                  (A) To provide exceptional cash rewards earned by exceptional performance such that the aggregate bonuses paid to all of the Company's employees in a fiscal year, including those awarded under the Program, approximate 10% of the pre-tax, pre-bonus profits of the Company for that fiscal year; and

                  (B) To focus management attention on key objectives of the Company by basing their bonus on return on assets and growth in earnings per share.

         2. Administration. The Program will be administered and interpreted by the Compensation Committee of the Board of Directors of the Company (the "Committee").

         3. Bonus Performance Standards.

                  (A) Combination of ROA and EPS. Level 1 and Level 2 participants will be eligible for the award of an annual cash bonus equal to a percentage of their respective base salaries, based upon the Company's achievement of both a specified return on assets ("ROA") and a specified increase in earnings per share ("EPS Growth") for the fiscal year.

                           No cash bonuses will be awarded to these participants
if (1) both ROA and EPS Growth are less than 20%, or (2) ROA is less than 10%.

                           Subject to the minimum requirements for ROA and EPS
Growth, Level 2 participants will be eligible for a cash bonus award based upon the attached grid of ROA and EPS Growth achievement, in which the bonus eligible for award is the percentage of base salary indicated


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at each intersecting grid mark for ROA and EPS Growth (e.g., ROA of 30% and EPS
Growth of 20% results in a 50% cash bonus). The maximum bonus for Level 2 participants will be 85% of base salary.

                           Cash bonus awards for which Level 1 participants are
eligible also will be based on the attached grid of ROA and EPS Growth achievement, but will be 1.5 times the percentage of base salary indicated for the Level 2 participants. The maximum bonus for Level 1 participants will be 127.5% of base salary.

                  (B) ROA Only. Level 3 and Level 4 participants will be eligible for the award of a cash bonus equal to a percentage of their respective base salaries, based upon the Company's achievement of a specified ROA for the fiscal year.

                           No cash bonuses will be awarded to these participants
if ROA is less than 20%.

                           If ROA is 20% or more, Level 3 participants will be
eligible for the award of a cash bonus equal to 25% of base salary and an additional 1.25% of base salary for each 1% increment in ROA over 20%. The maximum bonus for Level 3 participants will be 50% of base salary.

                           If ROA is 20% or more, Level 4 participants will be
eligible for the award of a cash bonus equal to 12.5% of base salary and an additional 0.625% of base salary for each 1% increment in ROA over 20%. The maximum bonus for Level 4 participants will be 25% of base salary.

         4. Participants and Eligibility.

                  (A) Whether or not to award a cash bonus to any particular participant is within the absolute discretion of the Company and the Committee. No bonus award to a Level 1, 2 or 3 participant may be paid unless and until and approved by the Committee, and no bonus award may be paid to a Level 4 participant unless and until the Committee has approved the aggregate employee bonus pool for that fiscal year.

                  (B) A participant shall not be eligible for and shall not be entitled to receive a bonus for any fiscal year's performance unless the participant is employed by the Company or one of its subsidiaries both on the last day of the fiscal year and on the date of approval by the Committee of the bonus (if a Level 1, 2 or 3 participant) or the aggregate employee bonus pool for that year (if a Level 4 participant).

                  (C) The Committee, in its sole discretion, shall determine the Level 1, Level 2 and Level 3 participants for any given fiscal year. Designation of a manager as a participant for any


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fiscal year is in the absolute discretion of the Company and the Committee and does not entitle that participant to remain as a participant in any subsequent year.

                  (D) Addition, removal or movement of participants into, from or between any of Levels 1, 2 or 3 must be submitted to and approved by the Committee. The Level 1 managers, with the approval of the Chairman of the Board and President, shall have discretion to add or remove participants at Level 4 without further action of the Committee, provided the aggregate bonuses paid to all employees do not exceed the amount of the employee bonus pool for that year approved by the Committee.

         5. ROA and EPS Calculation. The ROA and EPS for each fiscal year (including 1998) shall be calculated using the asset and pre-tax income amounts set forth on the audited annual financial statements of the Company for that fiscal year and, when appropriate to the calculations, the internally generated financial statements for each month and quarter of the fiscal year, prepared in accordance with generally accepted accounting principles, with the following adjustments:

                  (A) For all fiscal years, the following shall be excluded from the calculation of assets: (i) cash; (ii) credit balances on accounts receivable; (iii) deferred income taxes; (iv) deferred financing costs; and (v) goodwill resulting from the acquisition of Amatek Holdings, Inc. and its subsidiaries, including Metal Building Components, Inc. ("MBCI Goodwill").

                  (B) For fiscal years 1998 and 1999 only, the unamortized investment in Midwest Metal Coatings, LLC shall be excluded from the calculation of assets.

                  (C) For all fiscal years, interest expense shall be added back to pre-tax income and income from investment of cash, if any, shall be deducted.

                  (D) For fiscal years 1998 and 1999 only, amortization and depreciation of the MBCI Goodwill and of the investment in Midwest Metal Coatings, LLC shall be added back to pre-tax income and the income or loss of Midwest Metal Coatings, LLC shall be excluded.

If the Company conducts a public offering of equity securities, the Committee will evaluate and determine at that time whether any adjustments should be made to the calculation of EPS Growth.

         6. Interpretation. The Committee shall interpret the Program and shall prescribe such rules and regulations in connection with the operation of the Program as it determines to be advisable. The Committee may rescind and amend its rules, regulations and interpretations.

         7. Amendment or Termination. The Program may be terminated at any time or amended from time to time by the Committee without the consent or approval of the participants in the Program.



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         8. Effect of Program. Neither the adoption of the Program nor any action of the Committee, including action taken at any time to terminate or amend the Program, shall be deemed to give any officer, manager, employee, participant or other person any right to receive a bonus or any other rights, whether as a third party beneficiary or otherwise.


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